UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2018

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 5000, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2018, Castle Brands Inc. (the "Company") entered into a First Amendment (the "Note Amendment") to that certain 11% Subordinated Note due 2019, dated March 29, 2017, in the principal amount of $20,000,000 with Frost Nevada Investments Trust (the "Frost Note"), an entity affiliated with Phillip Frost, M.D., a director and a principal shareholder of the Company. The purpose of the Note Amendment was to extend the maturity date on the Frost Note from March 15, 2019 until September 15, 2020. No other provisions of the Frost Note were amended.

The foregoing description of the Note Amendment in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such Note Amendment filed as exhibit 4.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 First Amendment to Note, dated as of April 17, 2018, between Castle Brands Inc. and Frost Nevada Investments Trust.

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Exhibit Index

Exhibit No.	Description

4.1	First Amendment to Note, dated as of April 17, 2018, between Castle Brands Inc. and Frost Nevada Investments Trust.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

April 18, 2018	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: Senior Vice President, CFO, Treasurer and Secretary

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